UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12.

SHILOH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Shiloh Industries, Inc.

880 Steel Drive

Valley City, Ohio 44280

Telephone: (330) 558-2600

February 12, 2010

Dear Shiloh Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Shiloh Industries, Inc. (the “Company”), which will be held on Wednesday, March 17, 2010, at 10:00 a.m., at the MTD Products Inc Lodge, 5903 Grafton Road, Valley City, Ohio.

This year, your Board of Directors is recommending that you (i) elect three Directors who are described in the proxy statement, (ii) approve an amendment to the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.01 per share, of the Company issuable pursuant to options granted to Participants (as defined in the Plan) from an aggregate of 1,700,000 shares of common stock to an aggregate of 2,700,000 shares of common stock, and (iii) reapprove the Shiloh Industries, Inc. Senior Management Bonus Plan.

The Company has enclosed a copy of its Annual Report for the fiscal year ended October 31, 2009 with this notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 2009 Annual Report, please contact Kevin Bagby at Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280, (330) 558-2600, and you will be sent one.

Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, revoke your proxy should you wish to vote in person.

Sincerely,

/s/ Theodore K. Zampetis

Theodore K. Zampetis

President and Chief Executive Officer

Shiloh Industries, Inc.

880 Steel Drive

Valley City, Ohio 44280

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 17, 2010

The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, March 17, 2010, at 10:00 a.m. (the “Annual Meeting”), at the MTD Products Inc Lodge, 5903 Grafton Road, Valley City, Ohio 44280, for the purpose of:

(1) Electing three Directors to serve a term of three years and until their successors have been duly elected and qualified;

(2) Approving an amendment to the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan to increase the number of shares of common stock of the Company issuable under the plan from 1,700,000 to 2,700,000;

(3) Reapproving the Shiloh Industries, Inc. Senior Management Bonus Plan; and

(4) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 19, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ David J. Hessler

David J. Hessler

Secretary

February 12, 2010

The Company’s Annual Report for the fiscal year ended October 31, 2009 (the “2009 Annual Report”) is enclosed. The 2009 Annual Report contains financial and other information about the Company, but is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 17, 2010:

This proxy statement and the Company’s 2009 Annual Report are also available at www.shiloh.com/proxymaterials.

SHILOH INDUSTRIES, INC.

880 Steel Drive

Valley City, Ohio 44280

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 17, 2010

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the “Company”), of proxies to be used at the annual meeting of stockholders of the Company to be held on March 17, 2010 at 10:00 a.m., at the MTD Products Inc Lodge, 5903 Grafton Road, Valley City, Ohio (the “Annual Meeting”). This proxy statement and the accompanying proxy card and annual report to stockholders for the fiscal year ended October 31, 2009 are first being mailed to stockholders commencing on or about February 12, 2010.

If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later dated proxy.

Stockholders of record of the Company at the close of business on January 19, 2010 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 16,505,596 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280 for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.

The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a greater number of votes. All other matters to be considered at the Annual Meeting, including the proposals relating to the (i) Amended and Restated 1993 Key Employee Stock Incentive Plan (“the Plan”) and (ii) the Senior Management Bonus Plan (“the Bonus Plan”), require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law, and, therefore, such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this proxy statement, and (ii) to approve an amendment to the Plan to increase the number of shares of Common Stock authorized under the plan from 1,700,000 to 2,700,000, and (iii) to reapprove the Bonus Plan, and (iv) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

A representative of Grant Thornton LLP, the Company’s independent registered public accounting firm for fiscal 2009 and 2010, is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions from stockholders.

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. Class II currently consists of Cloyd J. Abruzzo, George G. Goodrich, and Dieter Kaesgen, and their current term of office will expire at this Annual Meeting. Class III consists of Curtis E. Moll, Robert J. King, and Theodore K. Zampetis, and their current term of office will expire at the 2011 Annual Meeting. Class I consists of David J. Hessler, Gary A. Oatey, and John J. Tanis, and their current term of office will expire at the 2012 Annual Meeting. At each annual stockholders’ meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining Directors then in office.

The Board of Directors recommends that its three nominees for Director be elected at the Annual Meeting. The nominees are Cloyd J. Abruzzo, George G. Goodrich, and Dieter Kaesgen. Mr. Abruzzo and Mr. Goodrich have served as Director of the Company since March 2004. Mr. Kaesgen has served as Director of the Company since May 2002. Mr. Kaesgen also served as a director from December 1995 until December 1999. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. Information regarding the nominees for Director and the continuing Directors of the Company is set forth below:

Name	Age	Position(s)
Curtis E. Moll (1)	70	Chairman of the Board and Director
Theodore K. Zampetis (1)	64	President, Chief Executive Officer and Director
Cloyd J. Abruzzo (2)(3)(4)	59	Director
George G. Goodrich (1)(3)(4)	69	Director
David J. Hessler (2)	66	Secretary and Director
Dieter Kaesgen (2)	73	Director
Robert J. King, Jr. (2)	54	Director
Gary A. Oatey (3)(4)	61	Director
John J. Tanis (1)(2)(3)(4)	83	Director

(1)	Member of the Executive and Governance Committee.

(2)	Member of the Finance and Pension Administration Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Audit Committee.

Director Nominees

CLOYD J. ABRUZZO has served as a Director of the Company since March 2004. Mr. Abruzzo retired in December 2003 from Stoneridge, Inc., a global designer and manufacturer of specialty electrical components and systems for the automotive and commercial vehicle markets. From May 1993 until his retirement, Mr. Abruzzo was a director and President and Chief Executive Officer of Stoneridge. Mr. Abruzzo joined Stoneridge in 1980 and held several positions prior to becoming President and Chief Executive Officer in May 1993.

GEORGE G. GOODRICH has served as a Director of the Company since March 2004. Mr. Goodrich has been the Executive in Residence at the Boler School of Business at John Carroll University since January 2003 and had served on its Board of Directors from 1994 until June 2005. Mr. Goodrich retired from Arthur Andersen & Co., a public accounting firm, in August 2001 after spending 37 years with the firm. At the time of his retirement, Mr. Goodrich was a partner of the firm and was Director of Global Tax and Assistant Treasurer for Andersen Worldwide, the parent organization of Arthur Andersen & Co. From 1999 to 2001, Mr. Goodrich also was Director of the worldwide tax and legal practice review program of Arthur Andersen & Co.

DIETER KAESGEN became a Director of the Company in May 2002. Mr. Kaesgen previously served as a Director of the Company from December 1995 until December 1999. Currently, Mr. Kaesgen is Vice President of MTD Holdings Inc (“MTD Holdings”). From January 2005 until February 2009, Mr. Kaesgen served as Special Assistant to the Chairman of the Board of MTD Products Inc (“MTD Products”). From January 2001 until January 2005, Mr. Kaesgen served as President and Chief Operating Officer of MTD Products. Mr. Kaesgen has been a director of MTD Products since 1983. From October 1996 until January 2001, Mr. Kaesgen served as President of the Consumer Products Group of MTD Products. Mr. Kaesgen served as Executive Vice President and Chief Operating Officer of MTD Products from August 1988 to October 1996. Mr. Kaesgen has been employed with MTD Products since 1962 in various operational capacities.

Continuing Directors

CURTIS E. MOLL has served as a Director of the Company since its formation in April 1993 and became Chairman of the Board in April 1999. From 1980 through January 2009, Mr. Moll served as the Chairman of the Board and Chief Executive Officer of MTD Products, an outdoor power equipment manufacturer and a wholly owned subsidiary of MTD Holdings. Mr. Moll is Chairman of the Board and Chief Executive Officer of MTD Holdings. Mr. Moll also serves as a director of MTD Products, Sherwin-Williams Company and AGCO Corporation.

ROBERT J. KING, JR. has served as a Director of the Company since February 2005. In September 2009, Mr. King was appointed and currently serves as President and Chief Executive Officer of Park View Capital Corp. and Park View Federal Savings Bank. From October 2006 to September 2009, Mr. King was Senior Managing Director of FSI Group, Inc., a manager of private equity funds. From January 2006 to October 2006, Mr. King was a managing director of Western Reserve Partners LLC, an investment banking firm. Mr. King retired in January 2005 from Fifth Third Bancorp, a diversified financial services company. From August 1997 until his retirement, Mr. King was President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio). Mr. King also served as Regional President of Fifth Third Bank from June 2002 until his retirement. From 1990 through July 1997, Mr. King served as President and Chief Executive Officer of Fifth Third Bank (Northwestern Ohio). Mr. King joined Fifth Third Bank in 1975 and held a variety of positions prior to becoming President and Chief Executive Officer (Northwestern Ohio) in 1990. Mr. King is a director of MTD Holdings, The Andersons, Inc., Park View Capital Corp. and Park View Federal Savings Bank.

THEODORE K. ZAMPETIS has served as a Director of the Company since July 1993 and as President and Chief Executive Officer of the Company since January 2002. From January 2001 to January 2002, Mr. Zampetis served as President of Strategic Partners International, LLC, a management consulting firm. From November 1999 to December 2000, Mr. Zampetis independently conducted research and performed certain consulting services. Previously, he had worked for 27 years at The Standard Products Company, a global manufacturer of rubber and plastic parts principally for automotive original equipment manufacturers, where he held various positions, including serving as the President and Chief Operating Officer of World Wide Operations from 1991 to 1999, at which point Standard Products was sold to Cooper Tire. Mr. Zampetis was also a member of the Board of Directors of Standard Products from 1991 until 1999.

DAVID J. HESSLER has served as the Secretary and a Director of the Company since its formation in April 1993. Mr. Hessler has been a Senior Partner in the law firm of Wegman, Hessler & Vanderburg or its predecessors since 1968, and served as the Secretary of MTD Products from 1977 through January 2003. Mr. Hessler also served as a director of MTD Products from January 2003 through January 2006. Mr. Hessler also serves as Secretary and as a director of MTD Holdings. MTD Holdings beneficially owns a majority of the Company’s Common Stock.

GARY A. OATEY has served as a Director of the Company since August 2004. Mr. Oatey has been the Chairman and Chief Executive Officer of the Oatey Company, a manufacturer of plumbing products, since 1987. Mr. Oatey also serves as a director of The J. M. Smucker Company.

JOHN J. TANIS has served as a Director of the Company since March 2001. From 1973 until he retired in 1997, Mr. Tanis served as Chairman, President and Chief Executive Officer of United Screw and Bolt Corporation, a manufacturer of metal stampings and plastic components.

Curtis E. Moll and Dieter Kaesgen are cousins.

Committees and Directors Meetings

The Board of Directors has determined that the Company is a “controlled company,” as defined in Rule 5615(c)(1) of the Marketplace Rules of the Nasdaq Stock Market, based on MTD Holdings’ beneficial ownership of approximately 50.9% of the outstanding Common Stock. Accordingly, the Company is not required to meet certain of the Marketplace Rules of the Nasdaq Stock Market, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.

The Board has determined that Messrs. Abruzzo, Goodrich, Oatey, and Tanis are independent under the NASDAQ’s corporate governance rules.

The Board of Directors has four standing committees: the Executive and Governance Committee, the Audit Committee, the Compensation Committee and the Finance and Pension Administration Committee.

The Executive and Governance Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors’ meetings. The Executive and Governance Committee did not meet in fiscal 2009. The current members of the Executive and Governance Committee are Messrs. Goodrich, Moll, Tanis and Zampetis.

The Board of Directors has adopted an Audit Committee charter that complies with Rule 5605(c)(1) of the Marketplace Rules of the Nasdaq Stock Market. The Charter of the Audit Committee is available on the Company’s website (www.shiloh.com). The Audit Committee has the responsibility and authority set forth in Rule 5605(c)(1) of the Marketplace Rules of the Nasdaq Stock Market under the charter. Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee approves all related-party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

The current members of the Audit Committee are Messrs. Abruzzo, Goodrich, Oatey and Tanis. The Board of Directors has determined that it has at least one “audit committee financial expert,” as defined in Item 401(h)(2) of Regulation S-K, serving on the Audit Committee, George G. Goodrich, and that Mr. Goodrich is an “independent director” as defined in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee held four meetings in fiscal 2009.

The Compensation Committee oversees all matters relating to human resources of the Company and administers (1) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan, (2) all bonus plans, including, without limitation, the Senior Management Bonus Plan and the Executive Incentive Bonus Plan and (3) all compensation of the Chief Executive Officer of the Company. The current members of the Compensation Committee are Messrs. Abruzzo, Goodrich, Oatey and Tanis. The Compensation Committee operates without a written charter. The Compensation Committee held two meetings in fiscal 2009.

The Finance and Pension Administration Committee reviews matters relating to various finance issues facing the Company as well as matters related to the Company’s pension plans. The current members of the Finance and Pension Administration Committee are Messrs. Abruzzo, Hessler, Kaesgen, King and Tanis. The Finance and Pension Administration Committee held two meetings during fiscal 2009.

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors functions in the capacity of a nominating committee.

The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and the historical small turnover of its members, the Board addresses the need to retain members and fill vacancies after discussion among current members and the Company’s management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under “Communication with the Board of Directors.” The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

The Board of Directors held five meetings in fiscal 2009. All of the Directors attended at least seventy-five percent of the total meetings held by the Board of Directors and by all committees on which they served in fiscal 2009. Although the Company does not have a policy with respect to attendance by the Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. Eight of the nine members of the Board of Directors attended the 2009 Annual Meeting of Stockholders.

Communication with the Board of Directors

The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular Director may do so by sending a letter to the Secretary of the Company at 880 Steel Drive, Valley City, Ohio 44280. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

Principal Accountant Fees and Services

Audit Fees

Fees paid in fiscal 2009 and fiscal 2010 pertaining to fiscal 2009 to Grant Thornton for the audit of the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q for the quarters included in the fiscal year ended October 31, 2009 were $456,297. Fees paid to Grant Thornton for similar services pertaining to fiscal 2008 were $504,606.

Audit-Related Fees

For fiscal 2009, there were no fees paid to Grant Thornton for audit-related services. Fees paid to Grant Thornton for audit-related services for the fiscal year ended October 31, 2008 were $115,595. Audit related services in fiscal 2008 consisted of services rendered in connection with the investigation of internal control matters of one of the Company’s manufacturing plants.

Tax Fees

Fees paid to Grant Thornton associated with tax compliance and tax consultation were $14,249 and $47,468 for the fiscal years ended October 31, 2009 and 2008, respectively.

All Other Fees

For fiscal 2008 and 2009, there were no fees paid to Grant Thornton for products or services other than those listed above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services.

For the fiscal years ended October 31, 2009 and 2008, 100% of the services described in “Audit Fees”, “Audit-Related Fees” and “ Tax Fees” were approved by the Audit Committee in accordance with the Company’s formal policy on auditor independence.

Compensation Committee Interlocks and Insider Participation and Certain Relationships and Related Transactions

The members of the Company’s Compensation Committee during the fiscal year ended October 31, 2009 were Messrs. Abruzzo, Goodrich, Oatey and Tanis. No officer or employee of the Company served on the Compensation Committee. The law firm of Wegman, Hessler & Vanderburg, of which Mr. Hessler is a Senior Partner, provided services to the Company in fiscal 2009 in the amount of approximately $217,000 and provides services to the Company on an on-going basis. Mr. Hessler is the Secretary and a Director of the Company. Although Mr. Hessler is Secretary of the Company, he receives no compensation for holding such position.

In November 1999, the Company, through its wholly owned subsidiary, Shiloh Automotive, Inc. (“Shiloh Automotive”), acquired the automotive division of MTD Products, which is now a wholly owned subsidiary of MTD Holdings, the majority stockholder of the Company. Mr. Moll is the Chairman of the Board and Chief Executive Officer of MTD Products and Chairman of the Board and Chief Executive Officer of MTD Holdings, Mr. Kaesgen is a director of MTD Products and the President and Vice Chairman of the Board of MTD Holdings, Mr. Hessler is the Secretary and a director of MTD Holdings, and Mr. King is a director of MTD Holdings.

In May 2002, the Company entered into a three-year supply agreement with MTD Products to provide products and various services related to the manufacture of products for MTD Products at Company facilities. The Company received $1.0 million in cash for the various services in fiscal 2002, which was amortized over the life of the agreement. Although the supply agreement has expired, the Company continues to manufacture products for MTD Products on an ongoing basis at market-based prices. In December 2004, the Company acquired from MTD Consumer Group Inc, a wholly owned subsidiary of MTD Holdings (“MTD Consumer”), certain manufacturing equipment for $2.225 million. The manufacturing equipment acquired by the Company was originally sold by the Company to MTD Products in May 2002 for $4.54 million. The manufacturing equipment is utilized by the Company to provide products to MTD Products under the supply agreement. Upon acquisition of the manufacturing equipment in December 2004, the approximate $75,000 per month rental payment from the Company to MTD Products ceased. In September 2007, the Company sold to MTD Products two presses for $200,000. In August 2007, the Company entered into a five-year supply agreement with MTD Products to provide products and various services related to the manufacture of products for MTD Products at Company facilities. In fiscal 2008, the Company had sales to MTD Products and its affiliates in the aggregate amount of approximately $25.4 million. In July 2008, the Company sold to MTD Products four presses for $180,000. In fiscal 2009, the Company had sales to MTD Products and its affiliates in the aggregate amount of approximately $9.9 million.

Mr. Zampetis’s son, Constantine Zampetis, is an employee of the Company. His salary for fiscal 2009 was $66,156, which is in line with comparable positions within the Company and he did not receive a bonus for fiscal 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Except as otherwise noted, the following table sets forth certain information as of November 30, 2009 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors and each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five- percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). As of November 30, 2009, the Company had 16,502,929 shares of Common Stock outstanding.

Names And Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Shares of Common Stock Beneficially Owned (%)
MTD Holdings Inc (1)	8,405,266	50.9%
5965 Grafton Road
Valley City, Ohio 44280
Tontine Capital Partners, L.P. (2)	916,100	5.6%
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830
Dimensional Fund Advisers, Inc. (3)	1,375,054	8.3%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
T. Rowe Price Associates, Inc. (4)	1,079,200	6.5%
100 E. Pratt Street
Baltimore, Maryland 21202
Cloyd J. Abruzzo	20,000	*
Kevin Bagby (11)	8,333	*
George G. Goodrich	3,000	*
David J. Hessler (5)	308,735	1.9%
Dieter Kaesgen (6)	8,452,266	51.2%
James F. Keys (9)	385,068	2.3%
Robert J. King, Jr.	1,500	*
Curtis E. Moll (7)	8,587,141	52.0%
Gary A. Oatey	9,000	*
John J. Tanis	4,000	*
Theodore K. Zampetis (8)	2,018,460	12.2%
All Directors and executive officers as a group (14 persons) (10)	11,421,978	69.2%

*	Less than one percent

(1)	Information reported is based on a Schedule 13D as filed with the Securities and Exchange Commission on November 3, 2004. MTD Holdings owns 100% of the capital stock of MTD Products. Includes 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products.

(2)	Information reported is based on a Form 13F as filed with the Securities and Exchange Commission on November 13, 2009 indicating that Tontine Capital Partners, L.P. has shared voting power and shared dispositive power with Tontine Capital Management, L.L.C. and Jeffrey L. Gendell with respect to 916,100 shares of Common Stock as of September 30, 2009. Tontine Capital Management, L.L.C. is the general partner of Tontine Capital Partners, L.P. and Jeffrey L. Gendell is the managing member of Tontine Capital Management, L.L.C.

(3)	Information reported is based on a Schedule 13G as filed with the Securities and Exchange Commission on February 9, 2009. Dimensional Fund Advisors L.P. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the “Funds”). In its role as investment advisor and investment manager, Dimensional had sole voting power over 1,350,499 shares of Common Stock and sole dispositive power over 1,375,054 shares of Common Stock as of December 31, 2008. The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(4)	Information based on Schedule 13G as filed with the Securities and Exchange Commission on February 11, 2009. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote securities. In its role as investment advisor, T. Rowe Price Associates, Inc. had sole voting power over 322,500 shares of Common Stock and sole dispositive power over 1,079,200 shares of Common Stock as of December 31, 2008. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Includes 1,000 shares of Common Stock owned by Mr. Hessler’s spouse and includes 21,500 shares of Common Stock held by trusts in which Mr. Hessler serves as co-trustee. Under the terms of the trust agreements, Mr. Hessler has shared voting and investment power with respect to these shares of Common Stock. Mr. Hessler disclaims beneficial ownership of these 22,500 shares of Common Stock.

(6)	Includes 7,300,866 shares of Common Stock which are owned of record by MTD Holdings and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Kaesgen is Vice Chairman and President of MTD Holdings, Inc. and a director of MTD Products. Mr. Kaesgen’s address is c/o MTD Holdings Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(7)	Includes 7,300,866 shares of Common Stock which are owned of record by MTD Holdings and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Moll is Chairman of the Board and Chief Executive Officer of MTD Holdings and is Chairman of the Board and Chief Executive Officer of MTD Products. Also includes 500 shares of Common Stock held by The Moll Family Properties, an Ohio general partnership of which Mr. Moll is a general partner, 1,000 shares of Common Stock held by Mr. Moll’s spouse and 20,000 shares of Common Stock held by the Jochum-Moll Foundation, a charitable organization in which Mr. Moll shares voting and investment power over all the foundation’s assets. Mr. Moll disclaims beneficial ownership of the shares of Common Stock described in the preceding sentence. Mr. Moll’s address is c/o MTD Holdings, Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(8)	Includes 58,333 shares of Common Stock subject to stock options granted under the Company’s 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of November 30, 2009. Also includes 191,646 shares of Common Stock held on November 30, 2009 by the T.K. Zampetis Family Foundation, a section 501(c)(3) charitable organization in which Mr. Zampetis shares voting and investment power over all the foundation’s assets. Does not include some shares of Common Stock owned by Mr. Zampetis’ son, Constantine Zampetis, of which Mr. Zampetis disclaims beneficial ownership.

(9)	Includes 18,333 shares of Common Stock subject to stock options granted under the Company’s 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of November 30, 2009.

(10)	Includes 117,665 shares of Common Stock subject to stock options granted under the Company’s 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of November 30, 2009.

(11)	Represents 8,333 shares of Common Stock subject to stock options granted under the Company’s 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of November 30, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act which were furnished to the Company during or with respect to fiscal 2009 by persons who were, at any time during fiscal 2009, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, all filing requirements for reporting persons were met.

Summary Compensation Table

The table below provides information relating to compensation for fiscal 2009 and 2008 for the Company’s Chief Executive Officer and two executive officers of the Company. The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

Shiloh Industries, Inc.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total (6)
Theodore K. Zampetis, President and Chief Executive Officer	2009	$212,885	n/a	n/a	$210,793	n/a	n/a	$8,400	$432,078
	2008	$375,000	n/a	n/a	n/a	n/a	n/a	$20,871	$395,871

James F. Keys,	2009	$194,110	n/a	n/a	$63,722	n/a	n/a	$8,400	$266,232
Senior Vice President and Chief Technology Officer	2008	$244,400	n/a	n/a	n/a	n/a	n/a	$17,048	$261,448

Kevin Bagby,	2009	$225,557	n/a	n/a	$15,322	n/a	n/a	$16,137	$257,016
Vice President Finance, Chief Financial Officer	2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Shiloh’s bonus falls under the non-equity incentive plan caption because there are benchmarks that must be met in order for the Company to pay the bonus.

(2)	There were no stock awards outstanding or forfeitures of stock awards in fiscal 2008 or fiscal 2009 by the named executive officers.

(3)	The Company uses the Black-Scholes method to determine the fair value of stock option awards.

A description of the assumptions used in valuing the options can be found in footnote 11 to the Company’s Consolidated Financial Statements. The amount reported in this column represents amortization of compensation expense for all options awarded to the named executive officers. Compensation expense is calculated as the number of options awarded times the Black-Scholes value per option, amortized over the three-year vesting period.

There were no stock options awarded to the named executive officers in fiscal 2008.

(4)	There were no bonuses awarded to any named executive officers in fiscal 2009 and 2008.

(5)	The amounts shown in the “All Other Compensation” column are attributable to the following: $8,400 in fiscal 2009 and 2008 for each Named Executive Officer for an auto allowance; and the Company’s contributions to each defined contribution plan to the following people for fiscal 2008 only as contributions were suspended for fiscal 2009: $12,471 in 2008 for Mr. Zampetis, and $8,648 in 2008 for Mr. Keys; and the Company’s payment of a relocation allowance of $7,737 in 2009 for Mr. Bagby.

(6)	For each named executive, total compensation consists of a cash portion and non-cash portion, as follows:

Named Executive Officer	Year	Total Cash / Non-Cash
Theodore K. Zampetis	2009	$221,285 / $210,793
	2008	$395,871 / $0
James F. Keys	2009	$202,510 / $63,722
	2008	$261,448 / $0
Kevin Bagby	2009	$241,694 / $15,322
	2008	n/a

Non-cash compensation includes amortization as compensation expense in fiscal 2009 of the fair value of stock option awards in accordance with the Black-Scholes method. Amortization was as follows: For Mr. Zampetis, $161,333 for awards at an option price of $14.74, $30,069 for awards at an option price of $2.11 and/or $2.33 and $19,391 for awards at an option price of $5.30 and/or $5.83. For Mr. Keys, $48,400 for awards at an option price of $14.74, $10,347 for awards at an option price of $2.11 and $4,975 for awards at an option price of $5.30. For Mr. Bagby, $10,347 for awards at an option price of $2.11 and $4,975 for awards at an option price of $5.30.

Narrative Disclosure to Summary Compensation Table

Overview

The following should be read in conjunction with the information presented in the compensation tables, the footnotes to those tables and the related disclosures appearing later in this proxy statement. The tables and related disclosures contain specific information about the compensation earned or paid during the fiscal years ending October 31, 2008 and 2009 to the following individuals, whom we refer to as our named executive officers: Theodore K. Zampetis, President and Chief Executive Officer; James F. Keys, Senior Vice President and Chief Technology Officer; and Kevin Bagby, Vice President Finance , Chief Financial Officer. Mr. Bagby joined the Company on November 4, 2008.

The compensation and benefits payable to the Company’s directors and executive officers are established by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee consists of four members, Cloyd J. Abruzzo (Chairman), George G. Goodrich, Gary A. Oatey and John J. Tanis, each of whom is an independent director within the meaning of the listing standards of the Nasdaq Stock Market, a disinterested director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and a “non-employee director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee held one meeting during fiscal 2008 and two meetings during fiscal 2009. Agendas for the meetings were established by the Chairman of the Committee. The Committee generally invites the Company’s Chief Executive Officer to the meetings, and occasionally invites other members of senior management to provide relevant data and information, individual performance assessment and compensation recommendations. In addition, the Committee regularly meets in executive session without management. Because the Committee is satisfied with its experience in the Company’s industry and has reviewed publicly available information regarding the compensation of executives of similar companies in the industry, the Committee has not engaged a corporate compensation consultant.

Compensation Philosophy

The Company’s basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

Compensation Setting Process and Objectives

On an annual basis, usually near the end of each fiscal year, the Committee reviews and establishes the compensation program for the subsequent year for named executive officers based on the Company’s performance, individual performance and experience and market conditions and comparisons. The Company’s Chief Executive Officer, Mr. Zampetis, recommends compensation for the other executives after he meets with each of the executives, reviews their performance for the past year and, in cooperation with each executive, tailors personal goals (both qualitative and quantitative) for each executive for the next fiscal year. After these meetings, Mr. Zampetis recommends a compensation package and individual performance goals for each executive to the Committee for their consideration. The Committee conducts a similar process for Mr. Zampetis. In determining the mix and amount of executive compensation, the Committee reviews all components of executive compensation, including base salary, short-term incentives, long-term incentives, deferred compensation and perquisites, each of which is a common component of executive compensation at companies with which the Company competes.

Elements of Compensation

The elements of the Company’s executive compensation program consist of base salary, short-term incentives (cash bonuses), long-term incentives (stock options), deferred compensation (cash balance retirement plan and profit sharing retirement plan) and other perquisites and personal benefits.

Base Salary. Base salaries serve as a primary means of compensation for named executive officers and are set within ranges that are reasonable, considering comparable positions in companies similar to the Company in industry and region. Base salaries are also intended to be equitable and high enough to keep qualified executives from being over-dependent on cash bonuses in a cyclical industry. In recognition of the state of the automotive industry that the Company serves, the Company initiated steps to respond to current and anticipated market conditions. Three years ago, at the request of Mr. Zampetis, his annual salary was reduced by 25% ($125,000) to $375,000. On November 18, 2008, Mr. Zampetis voluntarily reduced his annual salary further to $300,000, an additional reduction of 20%. On February 23, 2009, Mr. Zampetis voluntarily reduced his salary further to $270,000, an annual reduction of 10%. For the period May 4, 2009 until July 27, 2009, Mr. Zampetis suspended his salary completely. The salary of the current senior vice president and chief technology officer was frozen in 2005 and held at that level until February 23, 2009 when his salary was reduced by 10% to an annual rate of $219,960. The salary of the Vice President Finance, Chief Financial Officer was set at an annual salary of $300,000 when he began with the Company on November 4, 2008. On February 23, 2009, Mr. Bagby’s salary was reduced by 10% to an annual rate of $270,000. In addition, the salaries of Mr. Keys and Mr. Bagby were further reduced during fiscal 2009 as a result of furloughs of eight weeks each. As a result, the base salary of each named executive officer during fiscal years 2009 and 2008 were:

Named Executive Officer	2009 Base Salary	2008 Base Salary
Theodore K. Zampetis	$212,885	$375,000
James F. Keys	$194,110	$244,400
Kevin Bagby	$225,577	$—

Short-Term Incentives. The Company maintains the Shiloh Industries, Inc. Senior Management Bonus Plan (the “Bonus Plan”) to provide its executive officers with annual cash incentives for superior performance. The Bonus Plan, which was approved by the stockholders of the Company in 2005 (and which we are seeking re-approval of at this year’s Annual Meeting) and is administered by the Compensation Committee, entitles named executive officers to be paid a cash bonus based upon the attainment of certain performance criteria established annually by the Compensation Committee. For fiscal year 2008, performance goals based on return on invested capital (ROIC) as well as EBITDA were included in the attainment criteria. Furthermore, the Committee established personal performance goals and metrics for Mr. Zampetis and Mr. Zampetis, in consultation with each executive, recommended to the Committee performance goals and metrics for each executive officer that are also part of the bonus calculation. Some of these personal goals and metrics include demonstrated leadership and teamwork, establishing customer relationships, improvement in manufacturing costs year over year and the conversion of value added revenue to operating income.

For fiscal year 2008, the target bonus for the named executive officers (other than Mr. Zampetis) was 65% of their respective base salaries. When the Committee agreed to Mr. Zampetis’s request to reduce his base salary 25%, the Committee increased Mr. Zampetis’s target bonus from 80% to 90% of his original base salary to allow him, if the Company performed well, to recoup a portion of the salary he had voluntarily forgone.

Generally, for each percent that the Company’s EBITDA exceeded the EBITDA target of $58.5 million for 2008, and the 10.1% ROIC target (for 2008), the executive’s bonus would be increased by the corresponding percentage above their target bonus. For each percent the Company’s EBITDA and ROIC (for 2008) was less than the target, the executive’s bonus would be reduced by two times that percentage. If the Company’s EBITDA and ROIC (for 2008) was less than 75% of the target, no bonuses would be earned. The bonus earned by each executive could have been increased or decreased based upon the Committee’s and Mr. Zampetis’s evaluation of each executive’s personal performance goals and metrics.

For fiscal 2008, in view of the market conditions that existed in the automotive sector at that time, no cash bonuses were awarded under the Bonus Plan. For fiscal 2009, the Company anticipated that the Company would incur losses and performance targets were not established and no cash bonuses were awarded under the Bonus Plan for fiscal 2009.

Long-Term Incentives. Long-term incentives consisting of stock options are intended to motivate executives to make and execute plans that improve stockholder value over the long-term. The Committee believes that equity-based awards align executives’ interests with those of shareholders by reinforcing the risk of ownership and the importance of providing competitive long-term, total returns to shareholders. Such awards are granted under the 1993 Key Employee Stock Incentive Plan, and awards are generally based on the recipient’s position within the Company and other personal performance factors. The Committee generally grants stock option awards annually. After the end of the fiscal year, the Committee assesses the financial performance of the Company, reviews the performance evaluations of each executive officer, and considers Mr. Zampetis’s recommendations for stock option awards and grants the appropriate awards. During fiscal year 2009, the named executive officers received the following option awards:

Named Executive Officer	Number of Shares Subject to Option Grant	Grant Date Fair Value of Award(1)
December 12, 2008
Theodore K. Zampetis	75,000	$108,250
James F. Keys	25,000	$37,250
Kevin Bagby	25,000	$37,250

August 13, 2009
Theodore K. Zampetis	60,000	$232,688
James F. Keys	15,000	$59,700
Kevin Bagby	15,000	$59,700

(1)	Uses the Black-Scholes method to determine the fair value of such stock option awards. The amounts above represent the Black-Scholes value per option times the options awarded. Such amounts will be amortized as compensation expense over the three-year vesting period.

Deferred Compensation. In addition to a 401(k) plan, the Company provides a cash balance retirement plan and a profit sharing retirement plan that have been available for the named executive officers of the Company on the same basis as all other eligible employees of the Company. The plans are designed to provide participants with a means by which to save for retirement. Both plans are qualified plans to which the Company has made profit sharing and matching contributions on behalf of the plans’ participants. Subsequent to October 31, 2006 the Company announced the freezing of benefits under its cash balance retirement plan. As a result, the cash balance retirement plan ceased to accrue current service costs effective January 31, 2007. Benefit obligations that were earned through January 31, 2007 by plan members remained and will continue to accrue interest and vest in accordance with the plan’s vesting requirements, with 100% vesting achieved after five years of service.

Under the cash balance retirement plan’s benefit formula, the estimated annual benefit payable upon retirement at age 65 as of October 31, 2009 for James Keys was $8,000. Theodore Zampetis is not entitled to benefits under this plan and Mr. Bagby joined the Company after the plan was frozen.

Auto Allowance and other perquisites. In fiscal years 2008 and 2009, the Company provided each named executive officer with an automobile allowance of $8,400. In fiscal 2009, the Company provided Mr. Bagby with relocation expenses of $7,737.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the deduction as a business expense of compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the Company’s Chief Executive Officer and the next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is “performance-based compensation” generally does not count toward Section 162(m)’s $1 million limit. The Company’s Bonus Plan is designed so that compensation paid qualifies as performance-based compensation within the meaning of Section 162(m).

Employment Agreement and Change in Control Agreements

Employment Agreement

None of the Named Executive Officers have employment agreements. Each year since February 2005, the Compensation Committee of the Board of Directors has set Mr. Zampetis’ annual salary at $500,000. Beginning in October 2005, as part of a Company-wide action plan of measures to respond to prevailing and anticipated market conditions, Mr. Zampetis voluntarily reduced his annual salary by 25% to $375,000. Mr. Zampetis’s annual salary remains at $500,000. He has, however, continued to voluntarily forego 25% of his salary, and effective November 18, 2008, he has volunteered to further reduce his annual salary by an additional 20% to $300,000. On February 23, 2009, Mr. Zampetis voluntarily reduced his salary further to $270,000, an annual reduction of 10%. For the period May 4, 2009 until July 27, 2009, Mr. Zampetis suspended his salary completely. Pursuant to the terms of the Bonus Plan, Mr. Zampetis is also eligible for a bonus of up to 90% of his original annual salary and, subject to the recommendation of the Compensation Committee, will be eligible to receive stock options annually. Mr. Zampetis will also be eligible for all of the benefits that are offered to the Company’s salaried staff, and will be eligible to participate in the Company’s 401(k) plan.

Change in Control Agreements

The Company entered into Change in Control Agreements with Mr. Zampetis and Mr. Keys and, effective December 16, 2009, with Mr. Bagby. Under each agreement, certain benefits are payable by the Company to the Named Executive Officer if any of the following occur: (a) any person or group of persons (with certain limited exceptions) becomes the beneficial owner of 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company, (b) a change in the composition of the Board of Directors results in a majority of the Directors that are not incumbent directors, (c) with certain limited exceptions, a merger or other such reorganization of the Company is consummated, or (d) the Company is completely liquidated or dissolved.

Upon a change of control, the Company must pay the Named Executive Officer an amount equal to two times the sum of his then effective annual salary and bonus. In addition, the Company will provide continued health coverage for the Named Executive Officer at a level at least as high as that enjoyed by the Named Executive Officer prior to the change in control or, if the Named Executive Officer’s employment is terminated within 18 months after a change in control, the Company will reimburse him for the full cost of any group health continuation coverage that the Company would otherwise be required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 until the earlier of the date (a) the Named Executive Officer becomes covered by comparable health coverage offered by another employer, or (b) 18 months after the date he receives his payment from the change in control.

Finally, to the extent that any payment made to a Named Executive Officer under a Change in Control Agreement would be subject to any excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code of 1986, as amended, then the Company shall pay to the Named Executive Officer an additional amount sufficient to offset any such excise taxes and penalties incurred by the Named Executive Officer, as well as any additional excise taxes and penalties that may result from such payment to offset the original excise taxes and penalties.

Had a change of control occurred on October 31, 2009, the last day of fiscal 2009, the following aggregate consideration would have been due to the Named Executive Officers currently employed by the Company: Mr. Zampetis, $1,911,484 and Mr. Keys, $821,182. No aggregate consideration would have been due Mr. Bagby since his agreement was not in effect at October 31, 2009. The preceding amounts are composed of the change of control payment, the value of continued healthcare benefits and excise tax gross-up. The amounts of the change of control payment, the value of continued healthcare benefits and excise tax gross-up, respectively, for each Named Executive Officer is as follows: Mr. Zampetis, $1,900,000, $11,484 and $0 and Mr. Keys, $805,000, $16,182 and $0. The change of control payment and the gross-up would be paid in a lump sum.

Shiloh Industries, Inc.

Outstanding Equity Awards at Fiscal Year End for Fiscal Year 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested	Market Value of Shares that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested
Theodore K. Zampetis	n/a	25,000	n/a	$2.33	12/12/2013	n/a	n/a	n/a	n/a
Theodore K. Zampetis	n/a	27,783	n/a	$5.83	8/13/2014	n/a	n/a	n/a	n/a
Theodore K. Zampetis	33,333	16,667	n/a	$14.74	2/14/2017	n/a	n/a	n/a	n/a
Theodore K. Zampetis	n/a	50,000	n/a	$2.11	12/12/2018	n/a	n/a	n/a	n/a
Theodore K. Zampetis	n/a	32,217	n/a	$5.30	8/13/2019	n/a	n/a	n/a	n/a
James F. Keys	10,000	5,000	n/a	$14.74	2/14/2017	n/a	n/a	n/a	n/a
James F. Keys	n/a	25,000	n/a	$2.11	12/12/2018	n/a	n/a	n/a	n/a
James F. Keys	n/a	15,000	n/a	$5.30	8/13/2019	n/a	n/a	n/a	n/a
Kevin Bagby	n/a	25,000	n/a	$2.11	12/12/2018	n/a	n/a	n/a	n/a
Kevin Bagby	n/a	15,000	n/a	$5.30	8/13/2019	n/a	n/a	n/a	n/a

(1)	The options shown above that are not exercisable at October 31, 2009 were granted to the named executive officers on December 12, 2008 and August 13, 2009. These awards vest over a three year period, with one third of the December 12, 2008 awards vesting on December 12, 2009, 2010 and 2011, respectively, and one third of the August 13, 2009 awards vesting on August 13, 2010, 2011 and 2012, respectively.

Director Compensation

For fiscal 2009, in light of current market conditions, the Board of Directors decided to reduce Director compensation by reducing the quarterly retainer by 25%. In fiscal 2009, all Directors, other than Directors who are employees of the Company, received a retainer of $6,000 per quarter, or $6,500 per quarter for those Directors who served as Chairman of a committee. In addition, each such Director received a fee of $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended, provided that such fees for attendance at Board meetings and committee meetings did not exceed $2,000 per day. Additionally, any such Director that also served as Chairman of a committee received an additional fee of $500 for each meeting at which that Director presided as Chairman of a committee. Finally, each such Director is reimbursed for any reasonable travel expenses incurred in attending such meetings. All director compensation is paid in cash.

In fiscal 2008, all Directors, other than Directors who are employees of the Company, received a retainer of $8,000 per quarter, or $8,500 per quarter for those Directors who served as Chairman of a committee. In addition, each such Director received a fee of $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended, provided that such fees for attendance at Board meetings and committee meetings did not exceed $2,000 per day. Additionally, any such Director that also served as Chairman of a committee received an additional fee of $500 for each meeting at which that Director presided as Chairman of a committee. Finally, each such Director is reimbursed for any reasonable travel expenses incurred in attending such meetings. All director compensation is paid in cash.

Director Compensation for Fiscal Year 2009

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Curtis E. Moll	$37,000	n/a	n/a	n/a	n/a	n/a	$37,000
Theodore K. Zampetis	—	n/a	n/a	n/a	n/a	n/a	—
Cloyd J. Abruzzo	42,000	n/a	n/a	n/a	n/a	n/a	42,000
George G. Goodrich	42,000	n/a	n/a	n/a	n/a	n/a	42,000
David J. Hessler	35,500	n/a	n/a	n/a	n/a	n/a	35,500
Dieter Kaesgen	35,500	n/a	n/a	n/a	n/a	n/a	35,500
Robert J. King, Jr.	34,000	n/a	n/a	n/a	n/a	n/a	34,000
Gary A. Oatey	36,500	n/a	n/a	n/a	n/a	n/a	36,500
John J. Tanis	42,000	n/a	n/a	n/a	n/a	n/a	42,000

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four directors who are independent, as defined in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee operates under a written Audit Committee charter adopted and approved by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports and other financial information provided by the Company to any governmental body or to the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management and Grant Thornton LLP, the audited financial statements of the Company for the year ended October 31, 2009. The Audit Committee also discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP such independent auditors’ independence. The Audit Committee has also considered whether Grant Thornton LLP’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

George G. Goodrich, Chairman

Cloyd J. Abruzzo

Gary A. Oatey

John J. Tanis

APPROVAL OF AMENDMENT TO THE 1993 KEY EMPLOYEE EQUITY INCENTIVE PLAN

The Company desires to continue its policy of encouraging greater ownership of Common Stock by its key employees, officers and consultants in order to more closely align their interests with those of the stockholders. For this purpose, subject to approval by the stockholders of the Company at the Annual Meeting, the Board of Directors has amended and restated the Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”), which was originally approved by the stockholders in June 1993, amended by the Board of Directors in December 1997 and approved by the stockholders in April 1998, amended by the Board of Directors in December 2000 and approved by the stockholders in March 2001 and amended by the Board of Directors in December 2002 and approved by the stockholders in March 2003. A summary of the proposed amendment to the Plan is set forth below, followed by a summary of the Plan. The full text of the Plan, as amended, is annexed to this proxy statement as Exhibit A, and the summary is qualified in its entirety by reference to Exhibit A.

Amendment

Subject to stockholder approval, the Board of Directors has amended the Plan to increase the number of shares of common stock issuable pursuant to options granted to Participants (as defined in the Plan) from 1,700,000 to 2,700,000 shares of common stock.

Plan Summary

Purpose and Administration. Key employees, officers and consultants of the Company are eligible to receive grants of stock options and restricted stock awards for up to an aggregate of 2,700,000 shares of the Company’s Common Stock under the Plan. To date only options have been granted under the plan. As of October 31, 2009, by reissuing forfeited options, there have been a total of 2,873,100 options granted. Of this total, 1,184,013 options have been forfeited and 912,282 options have been exercised, leaving 10,913 shares available for grant. The purpose of the Plan is to attract and retain officers and other key employees of the Company and to provide such persons with incentives and rewards for superior performance. As of October 31, 2009, there were approximately 250 employees eligible to participate in the Plan. The Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options issued under the Plan, the amounts of the benefits granted, and the officers, key employees and consultants who shall receive them. The Plan includes provisions authorizing the Board of Directors to adjust the number of shares of Common Stock covered by the Plan and outstanding stock options granted thereunder, and the purchase price per share of Common Stock payable upon the exercise of an outstanding stock option granted thereunder, in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other event that causes a change in the capital structure of the Company. The shares of Common Stock covered by the Plan may be shares of original issue or shares held in treasury or a combination thereof.

Awards. The Plan provides for the granting of “incentive stock options” within the meaning of Section 422 of the Code, “nonqualified stock options,” which are not intended to qualify under any provision of the Code, and restricted stock awards. The aggregate fair market value (determined as of the date of grant of an incentive stock option) of all shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. In the event that an optionee is eligible to participate in any other stock option plans of the Company or any of its subsidiaries that are also intended to comply with the provisions of Section 422 of the Code, the annual $100,000 limitation applies to the aggregate number of shares of Common Stock with respect to which incentive stock options may be granted under all such plans. An incentive stock option may be granted in excess of the $100,000 limitation, but that portion of the option that is exercisable for shares of Common Stock in excess of the limitation will be treated as a nonqualified stock option.

An award of restricted stock involves the immediate transfer by the Company to a participant in the Plan of ownership of a specific number of shares of Common Stock. The participant is immediately entitled to voting, dividend and ownership rights of such shares. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. During the period for which such substantial risk of forfeiture exists, the transferability of the restricted stock is prohibited or restricted in the manner and to the extent determined by the Compensation Committee.

Exercise Price and Payment. Stock options are rights to purchase shares of Common Stock at a price per share that is determined by the Compensation Committee on the date that the stock options are granted. The purchase price per share of Common Stock that is payable upon the exercise of nonqualified stock options granted under the Plan may be less than, equal to or greater than the fair market value of a share of Common Stock on the date of grant, but the purchase price per share of Common Stock payable upon the exercise of incentive stock options must be at least equal to the fair market value of a share of Common Stock on the date of grant and may not be less than 110 percent of the fair market value thereof on the date of grant if an incentive stock option is granted to an optionee who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The market value of a share of Common Stock underlying the option at the end of the Company’s fiscal year was $4.50, which was the closing price as reported on the Nasdaq National Market on such date.

The Plan permits payment of the purchase price in cash or by check or, at the discretion of the Compensation Committee, transfer to the Company of shares of Common Stock that are already owned by the optionee and have a fair market value on the date of exercise equal to the aggregate purchase price. The Plan also permits the Compensation Committee to accept restricted stock previously awarded under the Plan in payment of the purchase price of any nonqualified option. In addition, the Plan permits the Compensation Committee to authorize deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

The Plan permits an award of restricted stock to be made without additional consideration from a recipient or in consideration of a payment by the recipient that is less than the market value of such restricted stock on the date of grant.

Vesting. The Plan authorizes the Compensation Committee to establish vesting provisions with respect to each grant of stock options regarding the period(s) of continuous employment with the Company or any of its subsidiaries that is necessary before a stock option (or installments thereof) will become exercisable. In addition, the Plan authorizes the Compensation Committee to determine the period in which an award of restricted stock shall become nonforfeitable.

Termination of Awards. The Plan authorizes the Compensation Committee, in respect of each grant of stock options or award of restricted stock, to establish provisions consistent with the Plan regarding the termination of the option or the restricted stock award.

Cancellation. The Plan provides that the Compensation Committee may cancel any stock option granted thereunder with the consent of the affected optionee. In the event of any such cancellation, the Compensation Committee may grant a new stock option, which may or may not cover the same number of shares of Common Stock as was covered by the canceled stock option, in such manner, at such exercise price and subject to such terms and conditions as would have been applicable under the Plan had the canceled stock option not been granted.

Transferability. Stock options granted under the Plan may not be transferred except by will or the laws of descent and distribution and may not be exercised during an optionee’s lifetime except by the optionee or his guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision. The transferability of the restricted stock is prohibited or restricted in the manner and to the extent determined by the Compensation Committee during the period in which a substantial risk of forfeiture exists.

Termination and Amendment of the Plan. The Plan is of indefinite duration and will continue in effect until all shares of Common Stock covered thereby have been sold, unless terminated earlier by the Company, and may be amended from time to time by the Board of Directors. However, any amendment that increases the aggregate number of shares of Common Stock covered by the Plan, changes the class of persons eligible to participate in the Plan or would cause Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) to cease to be applicable to the Plan, is subject to approval by the stockholders of the Company.

Federal Income Tax Consequence for the Plan

The following is a brief summary of certain of the federal income tax consequences to individuals receiving grants of options under the Plan. The following summary is based upon federal income tax laws currently in effect and is not intended to be complete or to describe any state or local tax consequences.

Non-qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted, (2) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at sale, appreciation (or depreciation) after the date of exercise will be treated as a capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant’s employer or entity for which the participant performs services should be entitled to a corresponding deduction, provided, among other things, such income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

The Board of Directors recommends a vote for approval of the amendment to the Plan to increase the number of shares of common stock, par value $0.01 per share, of the Company issuable pursuant to options granted to Participants (as defined in the Plan) from an aggregate of 1,700,000 shares of common stock to an aggregate of 2,700,000 shares of common stock.

Your Board of Directors Recommends a Vote for This Proposal.

REAPPROVAL OF THE SHILOH INDUSTRIES, INC. SENIOR MANAGEMENT BONUS PLAN

The Board of Directors recommends a vote for reapproval of the Shiloh Industries, Inc. Senior Management Bonus Plan (the “Bonus Plan”), which was last approved by the Company’s stockholders at the 2005 annual meeting. Reapproval is required every five years under Section 1.162-27 (e)(4)(vi) of the Treasury Regulations. The purpose of the Bonus Plan is to attract and retain key executives for the Company and its subsidiaries and to provide such persons with incentives for superior performance. Currently there are five senior executive officers eligible to participate in the Bonus Plan. Incentive bonus payments made under the Bonus Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and Section 1.162-27 of the Treasury Regulations promulgated there under. Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to any one of the five most highly compensated executive officers in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the Company’s stockholders.

The principal change required by Section 162(m) would be that the Compensation Committee of the Board of Directors would no longer have the same flexibility under the Bonus Plan as in the past to exercise discretion in making adjustments to meet individual circumstances and reflect the outcome of performance objectives. The Bonus Plan will require the Compensation Committee of the Board of Directors to use goals and formulas that could be verified by an independent third party, without the exercise of discretion, except to reduce the amount of compensation that might otherwise be payable under the Bonus Plan.

Summary Of Terms. The following is a summary of the terms of the Plan and is qualified in its entirety by reference to the complete text of the Bonus Plan, which is set forth in Exhibit B.

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Administration. The Bonus Plan shall be administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the Bonus Plan (consisting of at least two directors, each of whom must be an “outside director” within the meaning of Section 162(m)). In administering the Bonus Plan, the Committee shall have full power and authority to interpret and administer the Bonus Plan and shall have the exclusive right to establish Management Objectives (as defined below) and the amount of incentive bonuses payable upon achievement of such objectives.

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Eligible Executive. Participation in the Bonus Plan will be limited to an “Eligible Executive,” which is defined as the Company’s Chief Executive Officer and each other executive officer of the Company that the Committee determines is, or is likely to become, a “covered employee” of the Company within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Treasury Regulations.

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Management Objectives. An Eligible Executive’s right to receive a bonus under the Bonus Plan depends on achievement of certain specified performance goals, referred to as Management Objectives. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the subsidiary, division, department or function within the Company or subsidiary in which the Eligible Executive is employed. The Management Objectives shall be limited to specified levels of, growth in or relative peer company performance in: return on invested capital; earnings; return on assets; return on equity; stockholder return; sales growth; and/or productivity improvement.

•	Awards.

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Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of incentive bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no incentive bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established, except to the extent that after such modification the incentive bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m).

•	The Committee retains the discretion to reduce the amount of any incentive bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).

•	Notwithstanding any other provision of the Bonus Plan to the contrary, in no event shall the incentive bonus paid to an Eligible Executive under the Bonus Plan for a year exceed $1.0 million.

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Committee Certification. As soon as practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Management Objective has been achieved and the amount of the incentive bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

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Effective Date. Subject to its approval by the stockholders, the Bonus Plan shall become effective December 8, 2009, and shall remain effective until the fifth anniversary of the date of such approval, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m). The Board of Directors, however, may terminate the Plan, on a prospective basis only, at any time.

Plan Benefits. Since the Plan affords the Committee discretion in establishing target bonuses (subject to the $1.0 million annual limit per person noted above), it is not possible to determine the amount of the benefits that may become payable under the Plan.

Federal Income Tax Consequences. Under present federal income tax law, a Bonus Plan participant will be taxed at ordinary income rates on the amount of any payment received pursuant to the Plan. Generally, and subject to the provisions of Section 162(m), the Company will receive a federal income tax deduction corresponding to the amount of income recognized by a Bonus Plan participant.

Your Board of Directors Recommends a Vote for This Proposal.

SUBMISSION OF STOCKHOLDERS’ PROPOSALS AND ADDITIONAL INFORMATION.

The Company must receive by October 14, 2010 any proposal of a stockholder intended to be presented at the 2011 annual meeting of stockholders of the Company (the “2011 Meeting”) and to be included in the Company’s proxy, notice of meeting and proxy statement related to the 2011 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280 and should be submitted to the attention of Kevin Bagby by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2011 Meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company by December 28, 2010 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2011 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after December 28, 2010.

The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2009, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Kevin Bagby, Chief Financial Officer, Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview or telephone. Such Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

OTHER MATTERS

The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company did not receive notice by December 30, 2009 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ David J. Hessler
DAVID J. HESSLER
Secretary

February 12, 2010

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Exhibit A

SHILOH INDUSTRIES, INC.

AMENDED AND RESTATED 1993 KEY EMPLOYEE STOCK INCENTIVE PLAN

(as Amended and Restated as of December 10, 2009)

1. Purpose. The purpose of this Plan is to attract and retain officers and other key employees of Shiloh Industries, Inc., a Delaware corporation (the “Corporation”), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

2. Definitions. As used in this Plan,

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 13(a) of this Plan.

“Common Shares” means (i) shares of the common stock, par value $.01 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 7 of this Plan.

“Date of Grant” means the date specified by the Board on which a grant of Option Rights shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board which sets forth the terms and conditions of Option Rights or Restricted Shares, which must be signed by a representative of the Corporation and the Participant.

“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

“Less-Than-80-Percent Subsidiary” means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

“Management Objectives” means the achievement or performance objectives that may be established by the Board pursuant to this Plan for Participants who have received grants of Restricted Shares.

“Market Value per Share” means the fair market value of the Common Shares as determined by the Board from time to time.

“Nonqualified Option” means an Option Right that is not intended to qualify as a Tax-Qualified Option.

“Optionee” means the person so designated in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time an officer, including without limitation, an officer who may also be a member of the Board, or other key employee or consultant of the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity within 90 days of the Date of Grant.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof have expired.

“Rule 16b-3” means Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

“Tax-Qualified Option” means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

3. Shares Available Under the Plan. Subject to adjustment as provided in Section 7 of this Plan, the number of Common Shares issued or transferred upon the exercise of Option Rights, as Restricted Shares, or in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 2,700,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For purposes of this Section 3, Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

4. Option Rights. The Board may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains; provided, however, that no Participant shall be granted Option Rights for more than 500,000 shares of Common Stock in any five-year period, subject to adjustment in the manner provided in Section 7 of this Plan.

(b) Each grant shall specify an Option Price per Common Share, which may be less than, equal to or greater than the Market Value per Share on the Date of Grant, except that the Option Price per Common Share of an Incentive Stock Option shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares owned by the Optionee for at least 6 months and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan or (iv) any combination of the foregoing.

(d) On or after the Date of Grant of any Nonqualified Option, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

(e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

(f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

(g) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

(h) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

(i) On or after the Date of Grant of any Nonqualified Option, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

(j) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

(k) Each grant shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Board may determine consistent with this Plan.

5. Restricted Shares. The Board may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

(a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

(d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e) Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

(g) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

6. Transferability.

(a) No Option Right or other “derivative security” (as that term is used in Rule 16b-6) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b) Any award made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions upon transfer.

7. Adjustments. The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, the Option Prices per Common Share applicable to any such Option Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Board may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award. The Board may also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 7.

8. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

9. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit but only to the extent of the minimum withholding required by law.

10. Participation by Employees of a Less-Than-80-Percent Subsidiary. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether the Participant is also employed by the Corporation or another Subsidiary, the Board may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

11. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Common Shares that are subject to any transfer restriction pursuant to Section 6(b) of this Plan, the Board may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

12. Foreign Employees. In order to facilitate the making of any award or combination of awards under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

13. Administration of the Plan.

(a) This Plan shall be administered by the Compensation Committee of the Board provided that it is a committee of not less than three members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved in writing by the members of the Committee, shall be the acts of the Committee.

(b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing a grant of Option Rights or Restricted Shares, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

14. Amendments and Other Matters.

(a) This Plan may be amended from time to time by the Board; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

(b) With the concurrence of the affected Participant, the Board may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the canceled Option Rights or other award, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled Option Rights or other award not been granted.

(c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

(d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

Exhibit B

SHILOH INDUSTRIES, INC.

SENIOR MANAGEMENT BONUS PLAN

(EFFECTIVE DECEMBER 8, 2009)

1. Purpose. The purpose of the Senior Management Bonus Plan (the “Plan”) is to attract and retain key executives for Shiloh Industries, Inc., a Delaware corporation (the “Corporation”), and its Subsidiaries and to provide such persons with incentives for superior performance. Incentive Bonus payments made under the Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

2. Definitions. As used in this Plan,

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Corporation, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

“Common Shares” means (i) shares of the common stock of the Corporation, par value $0.01 per share, and (ii) any security into which Common Shares may be converted by reason of any corporate capital transaction.

“Eligible Executive” means the Corporation’s Chief Executive Officer and each other executive officer of the Corporation that the Committee determines is, or is likely to become, a “covered employee” of the Corporation within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

“Incentive Bonus” shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 5 below

“Management Objectives” means the achievement of a performance objective or objectives established pursuant to this Plan for Eligible Executives. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Eligible Executive is employed. The Management Objectives shall be limited to specified levels of, growth in or relative peer company performance in:

i.	return on invested capital;

ii.	earnings;

iii.	return on assets;

iv.	return on equity;

v.	stockholder return;

vi.	sales growth; and/or

vii.	productivity improvement.

“Regulations” mean the Treasury Regulations promulgated under the Code, as amended from time to time.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest.

3. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of Incentive Bonus payable to each Eligible Executive upon the achievement of the specified Management Objectives.

4. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

5. Awards.

(a) Not later than the 90th day of each fiscal year of the Corporation, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code.

(b) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).

(c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Executive under the Plan for a year exceed $1.0 million.

6. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Corporation, the Committee shall determine whether the Management Objective has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

7. Payment of Incentive Bonuses. Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6, but in no event later than two and a half months from the end of the Corporation’s fiscal year.

8. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Corporation, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Corporation or any Subsidiary of the Corporation.

9. Withholding. The Corporation shall have the right to withhold, or require an Eligible Executive to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

11. Effective Date. Subject to its approval by the stockholders, this Plan shall become effective December 8, 2009, and shall remain effective until the fifth anniversary of the date of such approval, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

B-2

PROXY	PROXY

SHILOH INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR THE ANNUAL STOCKHOLDERS MEETING ON MARCH 17, 2010.

The undersigned hereby constitutes and appoints Theodore K. Zampetis and Curtis E. Moll, and both of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Shiloh Industries, Inc. to be held at the MTD Products Inc Lodge, 5903 Grafton Road, Valley City, Ohio 44280 on Wednesday, March 17, 2010, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE	(change of address)

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

FOLD AND DETACH HERE

SHILOH INDUSTRIES, INC.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors—		For All	Withhold All	For All Except
Nominees:		☐	☐
Cloyd J. Abruzzo				☐
George G. Goodrich				☐
Dieter Kaesgen				☐
2. Approval of amendment to the Amended and		For	Against	Abstain
Restated 1993 Key Employee Incentive Plan		☐	☐	☐
3. Reapproval of Shiloh Industries, Inc.		For	Against	Abstain
Senior Management Bonus Plan		☐	☐	☐
	To attend meeting, mark the box.			☐
	To change your address, mark the box.			☐

Dated:

Signature(s)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN

IT IN THE ENCLOSED ENVELOPE.